The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion
Preliminary Prospectus Supplement dated October 23, 2017

PROSPECTUS SUPPLEMENT (To Prospectus dated December 11, 2015)	Filed Pursuant to Rule 424(b)(5) Registration No. 333-208501

$

HONEYWELL INTERNATIONAL INC.

$  Floating Rate Senior Notes Due 2019
$    % Senior Notes Due 2019

We are offering $  aggregate principal amount of our floating rate senior notes due 2019 (the “floating rate notes”) and $  aggregate principal amount of our senior notes due 2019 (the “fixed rate notes”) (together, the “notes”). The floating rate notes will bear interest at a floating rate equal to three-month USD LIBOR plus  % per annum, payable quarterly in arrears; provided, however, that the minimum interest rate on the floating rate notes shall not be less than 0.000%. The fixed rate notes will bear interest at the rate of  % per annum, payable semiannually in arrears.

Each of the floating rate notes and the fixed rate notes will mature on  , 2019. We will pay interest on the floating rate notes on  ,  ,  and  of each year, starting on  , 2018, and on the maturity date and interest on the fixed rate notes on  and  of each year, starting on  , 2018.

The floating rate notes will not be redeemable. We may redeem the fixed rate notes at any time and from time to time at our option, either in whole or in part, at the redemption price described under “Description of the Notes—Optional Redemption of Fixed Rate Notes.”

The notes will be our senior unsecured and unsubordinated obligations and will rank equally among themselves and with all of our existing and future senior unsecured debt and senior to all of our subordinated debt.

The notes will not be listed on any securities exchange. Currently, there is no public market for any series of the notes.

Investing in the notes involves risks. See the “Risk Factors” section beginning on page S-8 of this prospectus supplement.

	Public Offering Price (1)		Underwriting Discount		Proceeds, before expenses, to Honeywell
Per Floating Rate Note		%		%		%
Total	$		$		$
Per Fixed Rate Note		%		%		%
Total	$		$		$

(1)	Plus accrued interest, if any, from , 2017 if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the notes to purchasers through the book-entry delivery system of DTC (as defined herein) for the accounts of its participants, including Clearstream Banking, S.A. and the Euroclear System, on or about  , 2017, which is the fifth business day following the date of this prospectus supplement (the settlement cycle being referred to as “T+5”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market are generally required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of this prospectus supplement or the next two succeeding business days will be required, by virtue of the fact that the notes initially settle in T+5, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes on the date of this prospectus supplement or the next two succeeding business days should consult their advisors.

Joint Book-Running Managers

Barclays	BofA Merrill Lynch	Citigroup	Goldman Sachs & Co. LLC

The date of this prospectus supplement is  , 2017.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering of the notes. The second part is the accompanying prospectus dated December 11, 2015, which we refer to as the “accompanying prospectus.” The accompanying prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a shelf registration statement. Under the shelf registration process, from time to time, we may offer and sell debt securities in one or more offerings. The accompanying prospectus contains a description of our debt securities and gives more general information, some of which may not apply to the notes.

This prospectus supplement, or the information incorporated by reference in this prospectus supplement, may add, update or change information in the accompanying prospectus. If information in this prospectus supplement, or the information incorporated by reference from a report or other document filed with the SEC after the date of the accompany prospectus, is inconsistent with the accompanying prospectus, this prospectus supplement, or such information incorporated by reference, will supersede the information in the accompanying prospectus.

It is important that you read and consider all of the information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the information in the documents to which we have referred you in “Where You Can Find More Information” on page S-3 of this prospectus supplement, “Information Incorporated by Reference” on page S-3 of this prospectus supplement, and “Where You Can Find More Information about Honeywell” on page 17 of the accompanying prospectus.

We have not, and the underwriters have not, authorized anyone to provide any information other than that contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus, or any related free writing prospectus prepared by or on behalf of us. Neither we nor the underwriters take responsibility for, or can provide assurance as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer to sell, or soliciting an offer to buy, the notes in any jurisdiction where the offer or sale is not permitted. The information in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only be accurate as of the date of such document or the information incorporated by reference herein or therein. Our business, financial condition, results of operations and/or prospects may have changed since those dates.

In this prospectus supplement and the accompanying prospectus, all references to “we,” “us,” “our” and “Honeywell” refer to Honeywell International Inc. and its consolidated subsidiaries, unless the context otherwise requires.

We are offering the notes globally for sale in those jurisdictions in the United States, Canada, Europe, Asia and elsewhere where it is lawful to make such offers. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in certain jurisdictions may be restricted by law. Persons who receive this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. See the “Underwriting (Conflicts of Interest)” section beginning on page S-18 of this prospectus supplement.

References herein to “$” are to United States dollars.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement and the accompanying prospectus is only being distributed to and is only directed at persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus supplement and/or the accompanying prospectus or any of their contents.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s Web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room in Washington, D.C. located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of any document we file at prescribed rates by writing to the Public Reference Section of the SEC at that address. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Information about us, including our SEC filings, is also available on our Web site at http://www.honeywell.com. The information on or linked to/from our Web site is not part of, and is not incorporated by reference into, this prospectus supplement or the accompanying prospectus. Reference to our Web site is made as an inactive textual reference.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus supplement and the accompanying prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained herein. We incorporate by reference in this prospectus supplement and the accompanying prospectus the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of notes under this prospectus supplement:

•

Our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on February 10, 2017, including the information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement filed with the SEC pursuant to Section 14 of the Exchange Act on March 9, 2017;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017; and

•	Our Current Reports on Form 8-K filed with the SEC on February 10, 2017, March 6, 2017, April 24, 2017, April 28, 2017 and October 11, 2017 (Item 8.01 and Exhibit 99.1 only).

Notwithstanding the foregoing, we are not incorporating any document or information deemed to have been furnished and not filed in accordance with SEC rules. You may obtain a copy of any or all of the documents referred to above which may have been or may be incorporated by reference herein (excluding certain exhibits to the documents) at no cost to you by writing or telephoning us at the following address:

Honeywell International Inc.
115 Tabor Road
Morris Plains, New Jersey 07950
Attention: Investor Relations Department
(973) 455-2000

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that address activities, events or developments that we or our management intend, expect, project, believe or anticipate will or may occur in the future. They are based on management’s assumptions and assessments in light of past experience and trends, current conditions, expected future developments and other relevant factors. They are not guarantees of future performance, and actual results, developments and business decisions may differ significantly from those envisaged by our forward-looking statements. We do not undertake to update or revise any of our forward-looking statements. Our forward-looking statements are also subject to risks and uncertainties that can affect our performance in both the near- and long-term. These forward-looking statements should be considered in light of the information included in this prospectus supplement and the accompanying prospectus, including the information under the heading “Risk Factors” in this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2016, and the description of trends and other factors in Management’s Discussion and Analysis of Financial Condition and Results of Operations set forth in our Annual Report on Form 10-K for the year ended December 31, 2016, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017 and in our other filings with the SEC.

PROSPECTUS SUPPLEMENT SUMMARY

Honeywell International Inc.

Honeywell invents and commercializes technologies that address some of the world’s most critical challenges around energy, safety, security, productivity and global urbanization. As a diversified technology and manufacturing company, Honeywell is uniquely positioned to blend physical products with software to serve customers worldwide with aerospace products and services, turbochargers, energy efficient products and solutions for homes, businesses and transportation, specialty chemicals, electronic and advanced materials, process technology for refining and petrochemicals, and productivity, sensing, safety and security technologies for buildings, homes and industries. Honeywell’s products and solutions enable a safer, more comfortable and more productive world, enhancing the quality of life of people around the globe. Honeywell was incorporated in Delaware in 1985, and its principal executive offices are located at 115 Tabor Road, Morris Plains, New Jersey 07950. Its main telephone number is (973) 455-2000.

Recent Developments

On October 23, 2017, Honeywell commenced four separate private exchange offers to eligible holders (the “Exchange Offers”) to exchange any and all of its outstanding 6.625% Debentures due 2028, 5.70% Senior Notes due 2036, 5.70% Senior Notes due 2037 and 5.375% Senior Notes due 2041 (the “Existing Notes”) for a series of its newly issued debt securities and cash, as described under “Exchange Offers.” The Exchange Offers are currently scheduled to expire on November 17, 2017, unless extended.

This offering is not conditioned on the completion of the Exchange Offers and the completion of this offering is not a condition to the completion of the Exchange Offers. Nothing in this prospectus supplement should be construed as an offer to purchase or a solicitation of an offer to sell any outstanding Existing Notes, as the Exchange Offers are only being made upon the terms and subject to the conditions set forth in our offering memorandum, dated October 23, 2017, and the related eligibility letter.

The Offering

The offering terms of the notes are summarized below solely for your convenience. This summary is not a complete description of the notes. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus. For a more detailed description of the notes, see the discussion under the caption “Description of the Notes” beginning on page S-12 of this prospectus supplement.

Issuer	Honeywell International Inc., a Delaware corporation.

Notes Offered	$ aggregate principal amount of floating rate notes. $ aggregate principal amount of fixed rate notes.

Maturity Date	Each of the floating rate notes and the fixed rate notes will mature on , 2019.

Interest Rates

The floating rate notes will bear interest from  , 2017 at a floating rate equal to three-month USD LIBOR plus  % per annum, payable quarterly in arrears; provided, however, that the minimum interest rate on the floating rate notes shall not be less than 0.000%.

The fixed rate notes will bear interest from , 2017 at the rate of % per annum, payable semiannually in arrears.

Minimum Interest Rate	The minimum interest rate on the floating rate notes shall be 0.000%.

Interest Payment Dates

We will pay interest on the floating rate notes on  ,  ,  and  of each year, starting on  , 2018, and on the maturity date and interest on the fixed rate notes semiannually on  and  of each year, starting on  , 2018.

Optional Redemption	The fixed rate notes: Make-whole call at T+ basis points.

The fixed rate notes may be redeemed prior to maturity in whole or in part at any time and from time to time at our option at the “make-whole” redemption price. In the case of any such redemption, we will also pay accrued and unpaid interest, if any, to the redemption date. For more detailed information on the calculation of the redemption price, see “Description of the Notes—Optional Redemption of Fixed Rate Notes” in this prospectus supplement.

The floating rate notes will not be redeemable.

Ranking

The notes will be unsecured and unsubordinated obligations and will rank equally with each other and with all of our other existing and future unsecured and unsubordinated indebtedness. See “Description of the Notes—Ranking” in this prospectus supplement.

Covenants

The Indenture governing the notes contains various covenants. These covenants are subject to a number of important qualifications and exceptions. See “Description of Debt Securities—Covenants” in the accompanying prospectus.

Minimum Denominations	The notes will be issued and may be transferred only in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof.

Form

Each series of the notes is being issued in fully registered form and will be represented by one or more global notes deposited with The Depository Trust Company (“DTC”), or its nominee and registered in book-entry form in the name of Cede & Co., DTC’s nominee. Beneficial interests in the global notes will be shown on, and transfers will only be made through, the records maintained by DTC and its participants, including Clearstream Banking, société anonyme, and Euroclear Bank, S.A./N.V.. See “Book-Entry Issuance” in the accompanying prospectus.

Use of Proceeds

We intend to use the net proceeds from the sale of the notes to fund the repayment of our euro-denominated floating rate senior notes, which will mature on February 22, 2018, and to use the remainder of the net proceeds for general corporate purposes. See “Use of Proceeds” in this prospectus supplement.

Absence of a Public Market

There is no public trading market for any series of the notes, and there is no intention to apply for listing of the notes on any national securities exchange or for quotation of the notes on any automated dealer quotations system. See “Risk Factors—An active trading market for the notes may not develop.”

Further Issues

We may create and issue additional notes of any series ranking equally with the notes of the corresponding series and having the same terms (other than the issue date, the payment of interest accruing prior to the issue date of such further notes or except for the first payment of interest following the issue date of such further notes); provided that such additional notes of any series shall not be issued with the same CUSIP number as the notes of its corresponding series unless such additional notes are issued for U.S. federal income tax purposes in a “qualified reopening” or are otherwise treated as part of the same issue for U.S. federal income tax purposes. Such notes, if issued, will be consolidated and form a single series with the notes of the corresponding series. See “Description of the Notes—Further Issues” in this prospectus supplement.

Conflicts of Interest

Because more than 5% of the net proceeds of this offering, not including underwriters’ discounts, may be received by affiliates of certain of the underwriters, to the extent any one underwriter, together with its affiliates, receives more than 5% of the net proceeds, such underwriter would be considered to have a “conflict of interest” with us in regard to this offering under Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”). Pursuant to that rule, the appointment of a qualified independent underwriter is not necessary in connection with the offering because the offering is of a class of securities that are investment grade rated. See “Underwriting (Conflicts of Interest)—Conflicts of Interest.”

Governing Law	New York law will govern the Indenture and the notes.

Trustee	Deutsche Bank Trust Company Americas.

Risk Factors

For a discussion of factors you should carefully consider before deciding to purchase the notes, see “Risk Factors” beginning on page S-8 of this prospectus supplement and under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our annual report on Form 10-K for the year ended December 31, 2016 filed with the SEC and incorporated by reference into this prospectus supplement.

RISK FACTORS

An investment in the notes may involve various risks. Prior to making a decision about investing in our securities, and in consultation with your own financial and legal advisors, you should carefully consider, among other matters, the following risk factors, as well as those incorporated by reference in this prospectus supplement from our most recent annual report on Form 10-K under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other filings we may make from time to time with the SEC.

The notes are subject to prior claims of any secured creditors and the creditors of our subsidiaries, and if a default occurs we may not have sufficient funds to fulfill our obligations under the notes.

The notes are our unsecured general obligations, ranking equally with our other senior unsecured indebtedness but below any secured indebtedness and effectively below the debt and other liabilities of our subsidiaries. The Indenture governing the notes permits us and our subsidiaries to incur secured debt under specified circumstances. If we incur any secured debt, our assets and the assets of our subsidiaries will be subject to prior claims by our secured creditors. In the event of our bankruptcy, liquidation, reorganization or other winding up, assets that secure debt will be available to pay obligations on the notes only after all debt secured by those assets has been repaid in full. Holders of the notes will participate in our remaining assets ratably with all of our unsecured and unsubordinated creditors, including our trade creditors.

If we incur any additional obligations that rank equally with the notes, including trade payables, the holders of those obligations will be entitled to share ratably with the holders of the notes in any proceeds distributed upon our insolvency, liquidation, reorganization, dissolution or other winding up. This may have the effect of reducing the amount of proceeds paid to you. If there are not sufficient assets remaining to pay all these creditors, all or a portion of the notes then outstanding would remain unpaid.

Negative covenants in the Indenture will have a limited effect.

The Indenture governing the notes contains negative covenants that apply to us; however, the limitation on liens and limitation on sale and leaseback covenants contain exceptions that will allow us to create, grant or incur liens or security interests with respect to our headquarters and certain other material facilities. See “Description of Debt Securities—Covenants” in the accompanying prospectus. In light of these exceptions, holders of the notes may be structurally or contractually subordinated to new lenders.

Changes in our credit ratings may adversely affect the value of the notes.

We expect that the notes will be rated by one or more nationally recognized statistical rating organizations. Such ratings are not recommendations to buy, sell or hold the notes, are limited in scope, and do not address all material risks relating to an investment in the notes, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from such rating agency. There can be no assurance that such credit ratings will remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency’s judgment, circumstances so warrant. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could affect the market value of the notes and increase our corporate borrowing costs.

An active trading market for the notes may not develop.

There is no existing market for the notes and we do not intend to apply for listing of the notes on any securities exchange or any automated quotation system. Accordingly, there can be no assurance that a trading market for the notes will ever develop or will be maintained. Further, there can be no assurance as to the liquidity of any market that may develop for the notes, your ability to sell your notes or the price at which you will be able to sell your notes. Future trading prices of the notes will depend on many factors, including prevailing interest rates, our financial condition and results of operations, the then-current ratings assigned to the notes and the market for similar securities. Any trading market that develops would be affected by many factors independent of and in addition to the foregoing, including:

•	time remaining to the maturity of the notes;

•	outstanding amount of the notes;

•	the terms related to optional redemption of the notes; and

•	level, direction and volatility of market interest rates generally.

The underwriters have advised us that they currently intend to make a market in the notes, but they are not obligated to do so and may cease market making at any time without notice.

Uncertainty relating to the LIBOR calculation process and potential phasing out of LIBOR after 2021 may adversely affect the value of the floating rate notes.

Regulators and law enforcement agencies in the United Kingdom and elsewhere are conducting civil and criminal investigations into whether the banks that contribute to the British Bankers’ Association (the “BBA”) in connection with the calculation of daily LIBOR may have been under-reporting or otherwise manipulating or attempting to manipulate LIBOR. A number of BBA member banks have entered into settlements with their regulators and law enforcement agencies with respect to this alleged manipulation of LIBOR.

Actions by the BBA, regulators or law enforcement agencies may result in changes to the manner in which LIBOR is determined or the establishment of alternative reference rates. For example, on July 27, 2017, the U.K. Financial Conduct Authority announced that it intends to stop persuading or compelling banks to submit LIBOR rates after 2021. At this time, it is not possible to predict the effect of any such changes, any establishment of alternative reference rates or any other reforms to LIBOR that may be enacted in the United Kingdom or elsewhere. Uncertainty as to the nature of such potential changes, alternative reference rates or other reforms may adversely affect the trading market for LIBOR-based securities, including the floating rate notes.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering will be approximately $  billion, after deducting the underwriting discount and estimated offering expenses payable by us. We intend to use the net proceeds of this offering to fund the repayment of our euro-denominated floating rate senior notes, which had an interest rate of 0.171% as of August 22, 2017 and which will mature on February 22, 2018, and to use the remainder of the net proceeds for general corporate purposes.

EXCHANGE OFFERS

On October 23, 2017, we commenced the Exchange Offers to exchange any and all of our Existing Notes for a series of our newly issued debt securities and cash.

The Exchange Offers are currently scheduled to expire at 11:59 p.m., New York City time, on Friday, November 17, 2017, unless extended.

The principal purpose of the Exchange Offers is to extend the maturity of the debt obligations associated with the Existing Notes during a time of favorable market conditions and more evenly distribute the amount of principal due on our debt securities over time.

This offering is not conditioned on the completion of the Exchange Offers and the completion of this offering is not a condition to the completion of the Exchange Offers. Nothing in this prospectus supplement should be construed as an offer to purchase or a solicitation of an offer to sell any outstanding Existing Notes, as the Exchange Offers are only being made upon the terms and subject to the conditions set forth in our offering memorandum, dated October 23, 2017, and the related eligibility letter.

DESCRIPTION OF THE NOTES

The following description of the particular terms of the notes offered hereby supplements the description of the general terms and provisions of debt securities under the heading “Description of Debt Securities” in the accompanying prospectus. Terms used in this prospectus supplement that are otherwise not defined will have the meanings given to them in the accompanying prospectus. The following summaries of certain provisions of the Indenture do not purport to be complete and are subject to and are qualified in their entirety by reference to all of the provisions of the Indenture. Capitalized and other terms not otherwise defined in this prospectus supplement or in the accompanying prospectus have the meanings given to them in the Indenture. You may obtain a copy of the Indenture from us upon request. See “Where You Can Find More Information” in this prospectus supplement. When used in this section, the terms “we,” “us,” “our” and “Honeywell” refer solely to Honeywell International Inc. and not to its consolidated subsidiaries.

General

We are offering $  aggregate principal amount of our floating rate notes and $  aggregate principal amount of our fixed rate notes.

Each series of notes will be issued as separate series under the indenture, dated as of March 1, 2007 (the “Indenture”), between Honeywell and Deutsche Bank Trust Company Americas, as trustee. Each of the floating rate notes and the fixed rate notes will mature on  , 2019.

The notes will be issued only in registered, book-entry form without interest coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Each series of notes will be represented by one or more global notes deposited with DTC, or its nominee, and registered in book-entry form in the name of Cede & Co., DTC’s nominee.

The notes will not be subject to a sinking fund. The notes will be subject to defeasance as described under “Description of Debt Securities—Defeasance” in the accompanying prospectus.

The Indenture and the notes do not limit the amount of indebtedness that may be incurred or the amount of securities which may be issued by us, and contain no financial or similar restrictions on us, except as described under “Description of Debt Securities—Covenants” in the accompanying prospectus.

If the scheduled maturity date or redemption date for the notes of any series falls on a day that is not a business day, the payment of principal and accrued interest will be made on the next succeeding business day, and no interest on such payment shall accrue for the period from and after the scheduled maturity date or redemption date, as the case may be.

Ranking

The notes will be our senior unsecured and unsubordinated debt obligations and will rank equally among themselves and with all of our other existing and future senior unsecured indebtedness and senior to all of our subordinated debt.

Interest

The notes will bear interest from  , 2017.

Floating Rate Notes

The floating rate notes will bear interest for each interest period at a rate determined by the calculation agent. The calculation agent is Deutsche Bank Trust Company Americas until such time as we appoint a successor calculation agent. We will pay interest on the floating rate notes on  ,  ,  , and  of each year starting on  , 2018 and on the maturity date. The interest rate on the floating rate notes for a particular interest period will be a per annum rate equal to three-month USD LIBOR as determined on the interest determination date plus  %. The interest determination date for an interest period will be the second London business day preceding that interest period. Promptly upon determination, the calculation agent will inform the trustee and us of the interest rate for the next interest period. Absent manifest error, the determination of the interest rate by the calculation agent shall be binding and conclusive on the holders of the floating rate notes, the trustee and us.

A London business day is a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

On any interest determination date, LIBOR will be equal to the offered rate for deposits in U.S. dollars having an index maturity of three months, in amounts of at least $1,000,000, as such rate appears on “Reuters Page LIBOR01” at approximately 11:00 a.m., London time, on such interest determination date.

If no offered rate appears on “Reuters Page LIBOR01” on an interest determination date at approximately 11:00 a.m., London time, then the calculation agent (after consultation with us) will select four major banks in the London interbank market and shall request each of their principal London offices to provide a quotation of the rate at which three-month deposits in U.S. dollars in amounts of at least $1,000,000 are offered by it to prime banks in the London interbank market, on that date and at that time, that is representative of single transactions at that time. If at least two quotations are provided, LIBOR will be the arithmetic average of the quotations provided. Otherwise, the calculation agent will select three major banks (which may include Deutsche Bank Securities, Inc., an affiliate of the trustee) in New York City and shall request each of them to provide a quotation of the rate offered by them at approximately 11:00 a.m., New York City time, on the interest determination date for loans in U.S. dollars to leading European banks having an index maturity of three months for the applicable interest period in an amount of at least $1,000,000 that is representative of single transactions at that time. If three quotations are provided, LIBOR will be the arithmetic average of the quotations provided. Otherwise, the rate of LIBOR for the next interest period will be equal to the rate of LIBOR for the then current interest period.

“Reuters Page LIBOR01” means the display designated as “LIBOR01” on Reuters (or any successor service) (or such other page as may replace Page LIBOR01 on Reuters or any successor service).

Upon written request from any holder of floating rate notes, the calculation agent will provide the interest rate in effect for the floating rate notes for the current interest period and, if it has been determined, the interest rate to be in effect for the next interest period.

All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards (e.g., 8.986865% (or 0.08986865) being rounded to 8.98687% (or 0.0898687)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

The interest rate on the floating rate notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States laws of general application.

Dollar amounts resulting from such calculation will be rounded to the nearest cent, with one-half cent being rounded upward.

Interest on the floating rate notes will accrue from  , 2017, or from the most recent interest payment date to which interest has been paid or provided for; provided, that if an interest payment date (other than the maturity date) for the floating rate notes falls on a day that is not a business day, the interest payment date shall be postponed to the next succeeding business day unless such next succeeding business day would be in the following month, in which case, the interest payment date shall be the immediately preceding business day. Interest on the floating rate notes will be paid to but excluding the relevant interest payment date. We will make interest payments on the floating rate notes quarterly in arrears on  ,  ,   and  of each year, beginning on  , 2018, to the person in whose name those notes are registered at the close of business on the 15th business day preceding the interest payment date. Interest on the floating rate notes will be computed on the basis of the actual number of days in an interest period and a 360-day year.

Fixed Rate Notes

The fixed rate notes will bear interest at a fixed rate of  % per annum. Interest on the fixed rate notes will accrue from  , 2017, or from the most recent interest payment date to which interest has been paid or provided for, to but excluding the relevant interest payment date. We will make interest payments on the fixed rate notes semiannually in arrears on  and  of each year, beginning on  , 2018, to the person in whose name such notes are registered at the close of business on the immediately preceding  or  , as applicable. Interest on the fixed rate notes will be computed on the basis of a 360-day year of twelve 30-day months.

If an interest payment date for the notes falls on a day that is not a business day, the interest payment shall be postponed to the next succeeding business day, and no interest on such payment shall accrue for the period from and after such interest payment date.

Optional Redemption of Fixed Rate Notes

The floating rate notes are not redeemable.

The fixed rate notes are redeemable at our option, in whole or in part, at any time or from time to time, upon mailed notice to the registered address of each holder of notes to be redeemed at least 10 days but not more than 60 days prior to the redemption. The redemption price will be equal to the greater of (1) 100% of the principal amount of such notes to be redeemed and (2) the sum of the present values of the Remaining Scheduled Payments on such notes discounted to the date of redemption, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the sum of the Treasury Rate plus  basis points.

Accrued interest on the fixed rate notes will be paid to but excluding the redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by a Reference Treasury Dealer as having an actual or interpolated maturity comparable to the remaining term of the notes called for redemption, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes called for redemption.

“Comparable Treasury Price” means, with respect to any redemption date, the average, as determined by us, of the Reference Treasury Dealer Quotations for that redemption date.

“Reference Treasury Dealer” means each of Barclays Capital Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, and each of their respective successors. If any one shall cease to be a primary U.S. Government securities dealer, we will substitute another nationally recognized investment banking firm that is a primary U.S. Government securities dealer.

“Reference Treasury Dealer Quotations” means, on any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by each Reference Treasury Dealer at 3:30 p.m., New York City time, on the third business day preceding that redemption date.

“Remaining Scheduled Payments” means the remaining scheduled payments of principal of and interest on the notes called for redemption that would be due after the related redemption date but for that redemption. If that redemption date is not an interest payment date with respect to the notes called for redemption, the amount of the next succeeding scheduled interest payment on such notes will be reduced by the amount of interest accrued to such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity (computed as of the third business day immediately preceding that redemption date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

Notice of any redemption will be mailed to each holder of notes to be redeemed at least 10 and not more than 60 days prior to the date fixed for redemption. On and after a redemption date, interest will cease to accrue on the notes called for redemption (unless we default in the payment of the redemption price and accrued interest). On or before a redemption date, we will deposit with a paying agent (or the Trustee) money sufficient to pay the redemption price of and accrued interest on the notes to be redeemed on that date. If less than all of the notes are to be redeemed, the notes to be redeemed shall be selected by the trustee in accordance with the procedures of DTC.

Further Issues

We may from time to time, without notice to or the consent of the registered holders of a series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of the corresponding series and having the same terms in all respects (other than the issue date, the payment of interest accruing prior to the issue date of such further debt securities or except for the first payment of interest following the issue date of such further debt securities); provided that such additional debt securities of any series shall not be issued with the same CUSIP number as the debt securities of its corresponding series unless such additional debt securities are issued for U.S. federal income tax purposes in a “qualified reopening” or are otherwise treated as part of the same issue for U.S. federal income tax purposes. Such further debt securities will be consolidated and form a single series with the debt securities of the corresponding series.

Regarding the Trustee

Deutsche Bank Trust Company Americas will be the trustee with respect to the notes and will act as calculation agent with respect to the floating rate notes. We and our affiliates maintain various commercial and service relationships with the trustee and its affiliates in the ordinary course of business. Deutsche Bank Trust Company Americas has relationships with us as described under the heading “Description of Debt Securities—Regarding the Trustee” in the accompanying prospectus. An affiliate of the trustee is a participant in our $1.5 billion 364-Day Credit Agreement maturing in April 2018 and our $4.0 billion Amended and Restated Five Year Credit Agreement, maturing in July 2020.

Governing Law

The Indenture and the notes for all purposes shall be governed by and construed in accordance with the laws of the State of New York.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes material U.S. federal income tax considerations that may be relevant to you if you invest in the notes. You will be a U.S. holder if you are a beneficial owner of notes that is (i) an individual who is a citizen or resident of the United States for U.S. federal income tax purposes, (ii) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, or (iii) any other person that is subject to U.S. federal income tax on a net income basis in respect of an investment in the notes. You will be a non-U.S. holder if you are a beneficial owner of notes who is not a U.S. holder. This discussion applies only to those persons holding notes that: (i) are held as capital assets and (ii) are purchased by those initial investors who purchase notes at the “issue price,” which will equal the first price at which a substantial amount of the notes is sold for money to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). This discussion does not address considerations that may be relevant to you if you are an investor that is subject to special tax rules, such as a bank, thrift, real estate investment trust, regulated investment company, insurance company, dealer in securities, trader in securities or commodities that elects mark-to-market treatment, person that will hold notes as a position in a “straddle,” conversion or integrated transaction or who has entered into a “constructive sale” with respect to a note, tax-exempt organization, partnership or other entity classified as a partnership for U.S. federal income tax purposes or any partner therein, a person who is liable for the alternative minimum tax, nonresident alien individual present in the United States for 183 days or more in a taxable year, U.S. expatriate or a U.S. person whose “functional currency” is not the U.S. dollar. In addition, this discussion does not describe the application of the Medicare net investment income tax, or any tax consequences arising out of the tax laws of any state, local or foreign jurisdiction, or any possible applicability of U.S. federal gift or estate tax.

This summary is based on the Internal Revenue Code of 1986, as amended, and Treasury Regulations, rulings and judicial decisions now in effect, all of which may change. Any change could apply retroactively and could affect the continued validity of this summary.

You should consult your tax advisor about the tax consequences of purchasing, holding or disposing of notes, including the relevance to your particular situation of the considerations discussed below, as well as the relevance to your particular situation of state, local, foreign or other tax laws.

U.S. Holders

Payments or Accruals of Interest

Payments or accruals of interest on a note will be taxable to you as ordinary income at the time that you actually or constructively receive or accrue such amounts (in accordance with your regular method of tax accounting). While it is anticipated that the notes will be issued with original issue discount (“OID”), if any, that is less than a de minimis amount, if the notes are issued with OID that is equal to or in excess of such de minimis amount, a U.S. holder will be required to include the OID in ordinary income during the term of the notes under a “constant yield method” before the receipt of cash attributable to such income, regardless of the U.S. holder’s method of accounting for U.S. federal income tax purposes. The remainder of this discussion assumes that the notes are not issued with OID that is equal to or in excess of such de minimis amount.

Purchase, Sale, Redemption and Retirement of Notes

Your tax basis in a note generally will equal the cost of the note to you. When you sell or exchange a note, or if a note that you hold is retired or redeemed, you generally will recognize gain or loss equal to the difference between the amount you realize on the transaction (excluding any accrued interest, which will be subject to tax in the manner described above under “—Payments or Accruals of Interest”) and your tax basis in the note.

The gain or loss that you recognize on the sale, exchange, redemption or retirement of a note generally will be capital gain or loss. The capital gain or loss on the sale, exchange, redemption or retirement of a note will be long-term capital gain or loss if you have held the note for more than one year on the date of disposition. Net long-term capital gain recognized by a non-corporate U.S. holder generally is subject to tax at a lower rate than net short-term capital gain or ordinary income. The ability of U.S. holders to offset capital losses against ordinary income is limited.

Non-U.S. Holders

Payments of Interest

Subject to the discussions below under “Information Reporting and Backup Withholding” and “FATCA,” payments of interest on the notes to a non-U.S. holder generally will be exempt from withholding of U.S. federal income tax under the portfolio interest exemption provided that (i) the non-U.S. holder properly certifies as to its foreign status by providing a properly executed Internal Revenue Service (“IRS”) Form W-8BEN or W-8BEN-E (or appropriate substitute form) to the applicable withholding agent, (ii) the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of our stock entitled to vote; and (iii) the non-U.S. holder is not a controlled foreign corporation that is related to us actually or constructively through stock ownership.

Sale, Exchange, Retirement or Other Disposition

Subject to the discussions under “Information Reporting and Backup Withholding” and “FATCA” below, a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized on the sale, exchange, retirement or other disposition of a note.

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with payments on the notes made to, and the proceeds of dispositions of notes effected by, certain U.S. holders. In addition, certain U.S. holders may be subject to backup withholding in respect of such amounts if they do not provide their taxpayer identification numbers to the person from whom they receive payments. Non-U.S. holders may be required to comply with applicable certification procedures to establish that they are not U.S. holders in order to avoid the application of such information reporting requirements and backup withholding. The amount of any backup withholding from a payment to a U.S. or non-U.S. holder will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA

Under the U.S. tax rules known as the Foreign Account Tax Compliance Act (“FATCA”), a holder of notes will generally be subject to 30% U.S. withholding tax on interest payments on the notes (and, starting on January 1, 2019, principal payments on the notes and gross proceeds from the sale or other taxable disposition of the notes) if the holder is not FATCA compliant, or holds its notes through a foreign financial institution that is not FATCA compliant. In order to be treated as FATCA compliant, a holder must provide us or an applicable financial institution certain documentation (usually an IRS Form W-8BEN or W-8BEN-E) containing information about its identity, its FATCA status, and if required, its direct and indirect U.S. owners. If any taxes are required to be deducted or withheld from any payments in respect of the notes as a result of a beneficial owner or intermediary’s failure to comply with the foregoing rules, no additional amounts will be paid on the notes as a result of the deduction or withholding of such tax.

Documentation that holders provide in order to be treated as FATCA compliant may be reported to the IRS and other tax authorities, including information about a holder’s identity, its FATCA status, and if applicable, its direct and indirect U.S. owners. Prospective investors should consult their own tax advisers about how information reporting and the possible imposition of withholding tax under FATCA may apply to their investment in the notes.

UNDERWRITING (CONFLICTS OF INTEREST)

We are offering the notes described in this prospectus supplement through the underwriters named below, for whom Barclays Capital Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as representatives. We have entered into a firm commitment underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, the aggregate principal amount of notes listed next to its name in the following table:

Underwriter	Principal Amount of Floating Rate Notes	Principal Amount of Fixed Rate Notes
Barclays Capital Inc.	$	$
Citigroup Global Markets Inc.
Goldman Sachs & Co. LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated

Total	$	$

The underwriting agreement is subject to a number of terms and conditions and provides that the underwriters must buy all of the notes if they buy any of them. The underwriters will sell the notes to the public when and if the underwriters buy the notes from us.

We have agreed to indemnify the several underwriters against, or contribute to payments that the underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act of 1933, as amended. The offering of the notes by the underwriters is subject to receipt and acceptance of the notes from us and subject to the underwriters’ right to reject any order in whole or in part.

Commissions and Discounts

The underwriters have advised us that they propose initially to offer the notes to the public for cash at the public offering prices set forth on the cover of this prospectus supplement, and to certain dealers at such prices less concessions not in excess of  % of the principal amount of the floating rate notes and less concessions not in excess of  % of the principal amount of the fixed rate notes. The underwriters may allow, and such dealers may reallow, a concession not in excess of  % of the principal amount of the floating rate notes and not in excess of  % of the principal amount of the fixed rate notes. After the initial public offering of the notes, the relevant public offering prices and other selling terms may be changed.

We estimate that our share of the total expenses of the offering, excluding underwriting discounts, will be approximately $  .

New Issue of Notes

Each series of the notes is a new issue of securities with no established trading market. The notes will not be listed on any securities exchange or on any automated dealer quotation system. The representatives may make a market in the notes after completion of the offering, but will not be obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public market for the notes does not develop, the market price and liquidity of the notes may be adversely affected.

Price Stabilization and Penalty Bids

In connection with this offering, the underwriters (or any person acting on behalf of the underwriters) may over-allot notes or effect transactions which stabilize or maintain the market price of the notes at levels which might not otherwise prevail. This stabilizing, if commenced, may be discontinued at any time.

Any stabilization action or over-allotment will be conducted by the stabilizing manager (or persons acting on behalf of the stabilizing manager) in accordance with all applicable laws and rules. However, there is no assurance that the stabilizing manager(s) (or persons acting on behalf of a stabilizing manager) will undertake any stabilization action. Such stabilizing, if commenced, may be discontinued at any time and, if begun, must be brought to an end after a limited period. Any stabilization action or over-allotment must be conducted by the relevant stabilizing manager (or persons acting on behalf of the stabilizing manager) in accordance with all applicable laws and rules.

The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the underwriters, in covering syndicate short positions or making stabilizing purchases, repurchase notes originally sold by that syndicate member.

Any of these activities may have the effect of preventing or retarding a decline in the market prices of the notes. They may also cause the prices of the notes to be higher than the prices that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their affiliates may have engaged in, and may in the future engage in, investment banking, commercial banking and other commercial dealings in the ordinary course of business with us. They have received, and in the future may receive, customary fees and commissions for these transactions. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Conflicts of Interest

Certain of the underwriters in this offering and/or their affiliates are participants in our $1.5 billion 364-Day Credit Agreement maturing in April 2018 and our $4.0 billion Amended and Restated Five Year Credit Agreement maturing in April 2022. Because more than 5% of the net proceeds of this offering, not including underwriters’ discounts, may be received by certain of the underwriters and/or their affiliates, to the extent any one underwriter, together with its affiliates, receives more than 5% of the net proceeds of this offering, such underwriter would be considered to have a “conflict of interest” with us in regard to this offering under FINRA Rule 5121. Pursuant to that rule, the appointment of a qualified independent underwriter is not necessary in connection with the offering because the offering is of a class of securities that are investment grade rated. No affected underwriter will confirm sales to any account over which it exercises discretionary authority without the prior written consent of the account holder.

Selling Restrictions

Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal, that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

In relation to each Member State of the European Economic Area (“EEA”), an offer to the public of any notes which are the subject of the offering contemplated by this prospectus supplement may not be made in that Member State except that an offer to the public may be made at any time under the following exemptions under the Prospective Directive:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives of the underwriters nominated by Honeywell for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of the notes shall require Honeywell or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in each Member State.

This EEA selling restriction is in addition to any other selling restrictions set out in this prospectus supplement.

United Kingdom

Each underwriter has represented and agreed that: (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of the notes which are the subject of the offering contemplated in this prospectus supplement in circumstances in which Section 21(1) of the FSMA does not apply to Honeywell; and (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Hong Kong

The notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the HK Companies Ordinance (Cap. 32 of the Laws of Hong Kong) (the “HK Companies Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”), or (ii) to “professional investors” as defined in the SFO and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the HK Companies Ordinance, and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the SFO and any rules made thereunder.

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) (the “FIEA”). The securities may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

Singapore

This offering memorandum has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this offering memorandum and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

T+5 Settlement

We expect that delivery of the notes will be made to investors on or about the fifth business day following the date of this prospectus supplement (such settlement being referred to as “T+5”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are generally required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of this prospectus supplement or the next two succeeding business days will be required, by virtue of the fact that the notes initially settle in T+5, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes on the date of this prospectus supplement or the next two succeeding business days should consult their advisors.

LEGAL MATTERS

Certain legal matters will be passed upon for Honeywell by Jeffrey N. Neuman, Vice President, Corporate Secretary and Deputy General Counsel, of Honeywell. As of October 16, 2017, Mr. Neuman had 9,967.4 restricted stock units and options to acquire 123,940 shares of Honeywell common stock; as of that date, 79,197 options had vested. Certain legal matters will be passed upon for the underwriters by Davis Polk & Wardwell LLP.

EXPERTS

The consolidated financial statements as of and for the two years ended December 31, 2016 and 2015 incorporated in this prospectus supplement by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2016 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated by reference herein. Such consolidated financial statements have been incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The financial statements for the year ended December 31, 2014 incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Honeywell International Inc.

Debt Securities
Preferred Stock
Common Stock

We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable supplement carefully before you invest.

Investing in our securities involves certain risks. See “Risk Factors” on page 1.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

Prospectus dated December 11, 2015

We and any selling securityholders have not authorized anyone to provide any information or make any representations other than those contained in this prospectus, the related registration statement or in any of the materials that we have incorporated by reference into this prospectus. You should carefully evaluate the information provided by us or any selling securityholder in light of the total mix of information available to you, recognizing that we can provide no assurance as to the reliability of any information other than that contained in this prospectus, the related registration statement or in any of the materials that we have incorporated by reference into this prospectus. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this prospectus are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you. The information contained in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that Honeywell filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended. Under this process, we may offer our debt securities, or we or one or more selling security holders to be identified in a supplement to this prospectus may offer our preferred stock or common stock in one or more offerings from time to time. Each time we or any such selling security holders offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. A prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement.

This prospectus provides you with a general description of the securities we or a selling security holder may offer. To understand the terms of our securities, you should carefully read this document with the applicable prospectus supplement. Together they give the specific terms of that offering. You should also read the documents we have referred you to in “Where You Can Find More Information About Honeywell” below for information on our company and our financial statements.

In this prospectus and any prospectus supplement, unless otherwise specified, the terms “Honeywell,” “we,” “us” or “our” mean Honeywell International Inc. and its consolidated subsidiaries.

Unless otherwise stated, currency amounts in this prospectus and any prospectus supplement are stated in United States dollars, or “$.”

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HONEYWELL

Honeywell International Inc. is a diversified technology and manufacturing company, serving customers worldwide with aerospace products and services, turbochargers, control, sensing and security technologies for buildings, homes and industry, specialty chemicals, electronic and advanced materials, process technology for refining and petrochemicals, and energy efficient products and solutions for homes, business and transportation. Honeywell was incorporated in Delaware in 1985, and its principal executive offices are located at 115 Tabor Road, Morris Plains, New Jersey 07950. Its main telephone number is (973) 455-2000.

RISK FACTORS

Investing in Honeywell’s securities involves risk. Before making an investment decision, you should carefully consider the risks disclosed in Honeywell’s most recent annual and quarterly reports filed with the SEC, as well as other information Honeywell includes or incorporates by reference in this prospectus or any prospectus supplement. These risks could materially affect Honeywell’s business, results of operations or financial condition and cause the value of Honeywell’s securities to decline. You could lose all or part of your investment.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, any net proceeds Honeywell receives from the sale of securities described by this prospectus and the accompanying prospectus supplement will be used for general corporate purposes. General corporate purposes may include the repayment of outstanding debt, repurchase of our common stock, investments in or extensions of credit to our subsidiaries, or the financing of possible acquisitions or business expansion. Honeywell currently has no specific plans for any such proceeds. The net proceeds may be invested temporarily or applied to repay short-term debt until they are used for their stated purpose. Pending application for specific purposes, the net proceeds may be invested in marketable securities.

Honeywell will not receive any of the proceeds from the sale of our preferred stock or common stock by any selling security holder named in a prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

We will issue the debt securities in one or more series under an indenture dated as of March 1, 2007 between us and Deutsche Bank Trust Company Americas, as trustee. In this section, the terms “we,” “our,” “us” and “Honeywell” refer solely to Honeywell International Inc. and not its subsidiaries.

We have summarized below the material provisions of the indenture and the debt securities, or indicated which material provisions will be described in the related prospectus supplement. For further information, you should read the indenture. The indenture is an exhibit to the registration statement of which this prospectus forms a part. The following summary is qualified in its entirety by the provisions of the indenture.

We will describe the particular terms and conditions of any series of debt securities offered in a prospectus supplement. The prospectus supplement, which we will file with the SEC, may or may not modify the general terms found in this prospectus. For a complete description of any series of debt securities, you should read both this prospectus and the prospectus supplement relating to that series of debt securities.

General

The debt securities that we may offer under the indenture are not limited in aggregate principal amount. We may issue debt securities at one or more times in one or more series. Each series of debt securities may have different terms. The terms of any series of debt securities will be described in, or determined by action taken pursuant to, a resolution of our board of directors or a committee appointed by our board of directors or in a supplement to the indenture relating to that series.

We are not obligated to issue all debt securities of one series at the same time and, unless otherwise provided in the prospectus supplement, we may reopen a series, without the consent of the holders of the debt securities of that series, for the issuance of additional debt securities of that series. Additional debt securities of a particular series will have the same terms and conditions as outstanding debt securities of such series, except for the date of original issuance and the offering price, and will be consolidated with, and form a single series with, such outstanding debt securities.

The debt securities will be unsecured obligations and will rank equally with all of our other unsecured senior indebtedness.

The prospectus supplement relating to any series of debt securities that we may offer will state the price or prices at which the debt securities will be offered and will contain the specific terms of that series. These terms may include the following:

•	the title of the series;

•	the purchase price, denomination and any limit upon the aggregate principal amount of the series;

•	the date or dates on which each of the principal of and premium, if any, on the securities of the series is payable and the method of determination thereof;

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the rate or rates at which the securities of the series shall bear interest, if any, or the method of calculating such rate or rates of interest, the date or dates from which such interest shall accrue or the method by which such date or dates shall be determined, the interest payment dates on which any such interest shall be payable and the record date, if any;

•	the place or places where the principal of (and premium, if any) and interest, if any, on securities of the series shall be payable;

•	the place or places where the securities may be exchanged or transferred;

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the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which, and the other terms and conditions upon which, securities of the series may be redeemed, in whole or in part, at our option, if we are to have that option with respect to the applicable series;

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our obligation, if any, to redeem or purchase securities of the series in whole or in part pursuant to any sinking fund or upon the happening of a specified event or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the other terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which securities of the series are issuable;

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if other than U.S. dollars, the currency or currencies (including currency unit or units) in which payments of principal of (and premium, if any) and interest, if any, on the securities of the series shall or may be payable, or in which the securities of the series shall be denominated, and the particular provisions applicable thereto;

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if the payments of principal of, or interest or premium, if any, on the securities of the series are to be made, at our or a holder’s election, in a currency or currencies (including currency unit or units) other than that in which such securities are denominated or designated to be payable, the currency or currencies (including currency unit or units) in which such payments are to be made, the terms and conditions of such payments and the manner in which the exchange rate with respect to such payments shall be determined, and the particular provisions applicable thereto;

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if the amount of payments of principal of (and premium, if any) and interest, if any, on the securities of the series shall be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on a currency or currencies (including currency unit or units) other than that in which the securities of the series are denominated or designated to be payable), the index, formula or other method by which such amounts shall be determined;

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if other than the principal amount thereof, the portion of the principal amount of securities of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to an event of default or the method by which such portion shall be determined;

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any modifications of or additions to the events of default or our covenants with respect to securities of the series; whether the securities of the series will be subject to legal defeasance or covenant defeasance as provided in the indenture;

•	if other than the trustee, the identity of the registrar and any paying agent;

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if the securities of the series shall be issued in whole or in part in global form, (i) the Depositary for such global Securities, (ii) the form of any legend which shall be borne by such global Security, (iii) whether beneficial owners of interests in any securities of the series in global form may exchange such interests for certificated securities of such series and of like tenor of any authorized form and denomination and (iv) the circumstances under which any such exchange may occur; and

•	any other terms of the series.

Covenants

Except as described below or in the prospectus supplement with respect to any series of debt securities, we are not restricted by the indenture from incurring, assuming or becoming liable for any type of debt or other obligations, from paying dividends or making distributions on our capital stock or purchasing or redeeming our capital stock. The indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, with certain exceptions, the indenture does not contain any covenants or other provisions that would limit our right to incur additional indebtedness. The indenture does not contain any provisions that would require us to repurchase or redeem or otherwise modify the terms of any of the debt securities upon a change in control or other events that may adversely affect the creditworthiness of the debt securities, such as for example, a highly leveraged transaction.

Unless otherwise indicated in the prospectus supplement, covenants contained in the indenture, which are summarized below, will be applicable to the series of debt securities to which the prospectus supplement relates so long as any of the debt securities of that series are outstanding.

Limitation on Mortgages. In the indenture, we covenant not to issue, assume or guarantee any indebtedness for borrowed money secured by liens on:

•	any property located in the United States which is in the opinion of our board of directors, a principal manufacturing property; or

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any shares of capital stock or indebtedness of any subsidiary owning such property, without equally and ratably securing the debt securities, subject to exceptions specified in the indenture. These exceptions include:

•	existing liens on our property or liens on property of corporations at the time those corporations become our subsidiaries or are merged with us;

•	liens existing on property when acquired, or incurred to finance the purchase price of that property;

•	certain liens on property to secure the cost of development of, or improvements on, that property;

•	certain liens in favor of or required by contracts with governmental entities; and

•	indebtedness secured by liens otherwise prohibited by the covenant not exceeding 10% of the consolidated net tangible assets of Honeywell and our consolidated subsidiaries.

Limitation on Sale and Lease-Back. We also covenant not to enter into any sale and lease-back transaction covering any property located in the United States which is in the opinion of our board of directors, a principal manufacturing property, or unless:

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we would be entitled under the provisions described under “—Limitation on Liens” to incur debt equal to the value of such sale and lease-back transaction, secured by liens on the property to be leased, without equally securing the outstanding debt securities; or

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we, during the four months following the effective date of such sale and lease-back transaction, apply an amount equal to the value of such sale and lease-back transaction to the voluntary retirement of long-term indebtedness of Honeywell or our subsidiaries.

Consolidation, Merger and Sale of Assets. The indenture provides that we may not consolidate with or merge into any other person or sell our assets substantially as an entirety, unless:

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the person formed by such consolidation or into which we are merged or the person which acquires our assets is a person organized in the United States of America and expressly assumes the due and punctual payment of the principal of and interest on all the debt securities and the performance of every covenant of the indenture on our part;

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immediately after giving effect to such transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have happened and be continuing; and

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we have delivered to the trustee an officers’ certificate and an opinion of counsel each stating that such consolidation or transfer and a supplemental indenture, if applicable, comply with the indenture and that all conditions precedent herein provided for relating to such transaction have been complied with.

Upon such consolidation, merger or sale, the successor corporation formed by such consolidation or into which we are merged or to which such sale is made will succeed to, and be substituted for, us under the indenture, and the predecessor corporation shall be released from all obligations and covenants under the indenture and the debt securities.

The indenture does not restrict, or require us to redeem or permit holders to cause redemption of debt securities in the event of:

•	a consolidation, merger, sale of assets or other similar transaction that may adversely affect our creditworthiness or the successor or combined entity;

•	a change in control of us; or

•	a highly leveraged transaction involving us whether or not involving a change in control.

Accordingly, the holders of debt securities would not have protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders. The existing protective covenants applicable to the debt securities would continue to apply to us in the event of a leveraged buyout initiated or supported by us, our management, or any of our affiliates or their management, but may not prevent such a transaction from taking place.

Events of Default, Notice and Waiver

The indenture provides that if an event of default shall have occurred and be continuing with respect to any series of debt securities, then either the trustee or the holders of not less than 25% in outstanding principal amount of the debt securities of that series may declare to be due and payable immediately the outstanding principal amount of the debt securities of the affected series, together with interest, if any, accrued thereon; provided, however, that if the event of default is any of certain events of bankruptcy, insolvency or reorganization, all the debt securities, together with interest, if any, accrued thereon, will become immediately due and payable without further action or notice on the part of the trustee or the holders.

Under the indenture, an event of default with respect to the debt securities of any series is any one of the following events:

(1)	default for 30 days in payment when due of any interest due with respect to the debt securities of such series;

(2)	default in payment when due of principal of or of premium, if any, on the debt securities of such series;

(3)

default in the observance or performance of any other covenant or agreement contained in the indenture which default continues for a period of 90 days after we receive written notice specifying the default (and demanding that such default be remedied) from the trustee or the holders of at least 25% of the principal amount of securities of that series then outstanding (with a copy to the trustee if given by holders) (except in the case of a default with respect to certain consolidations, mergers, or sales of assets as set forth in Section 10.01 of the indenture, which will constitute an event of default with such notice requirement but without such passage of time requirement), provided, however, that the sole remedy of holders of the securities for an event of default relating to the failure to file any documents or reports that Honeywell is required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and for any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act of 1939, as amended, which we refer to as the Trust Indenture Act, to provide such documents or reports, within 30 days after filing with the SEC, to the trustee pursuant to Section 14.04 of the indenture, will for the first 60 days after the occurrence of such an event of default, or such shorter period until such event of default has been cured or waived, consist exclusively of the right to receive additional interest on the securities at an annual rate equal to 0.25% of the outstanding principal amount of the securities, and that, on the 61st day after such event of default (if such event of default is not cured or waived prior to such 61st day), the securities will be subject to acceleration as provided in the indenture;

(4)	certain events of bankruptcy, insolvency and reorganization; and

(5)	any other event of default provided with respect to debt securities of that series.

The indenture provides that the trustee will, within 90 days after the occurrence of a default with respect to the debt securities of any series, give to the holders of debt securities of such series notice of such default known to it, unless cured or waived; provided that except in the case of default in the payment of principal, or interest or premium, if any, on any debt security of such series or in the payment of any sinking fund installment with respect to debt securities of such series, the trustee will be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or specified officers of the trustee in good faith determine that the withholding of such notice is in the interests of the holders of debt securities of such series. The term “default” for the purpose of this provision means any event that is, or after notice or lapse of time, or both, would become, an event of default.

The indenture contains a provision entitling the trustee, subject to the duty of the trustee during the continuance of an event of default to act with the required standard of care, to be indemnified by the holders before proceeding to exercise any right or power under the indenture at the request of such holders. The indenture provides that the holders of a majority in outstanding principal amount of the debt securities of any series may, subject to certain exceptions, on behalf of the holders of debt securities of such series direct the time, method and place of conducting proceedings for remedies available to the trustee, or exercising any trust or power conferred on the trustee.

The indenture includes a covenant that we will file annually with the trustee a certificate of no default, or specifying any default that exists.

In certain cases, the holders of a majority in outstanding principal amount of the debt securities of any series may on behalf of the holders of debt securities of such series rescind a declaration of acceleration or waive any past default or event of default with respect to the debt securities of that series except a default not theretofore cured in payment of the principal of, or interest or premium, if any, on any debt security of such series or in respect of a provision which under the indenture cannot be modified or amended without the consent of the holder of each such debt security.

No holder of a debt security of any series will have any right to institute any proceeding with respect to the indenture or the debt securities of any series or for any remedy thereunder unless:

•	such holder shall have previously given to the trustee written notice of a continuing event of default;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series have also made such a written request;

•	such holder or holders have provided indemnity satisfactory to the trustee to institute such proceeding as trustee;

•	the trustee has not received from the holders of a majority in outstanding principal amount of the debt securities of such series a direction inconsistent with such request; and

•	the trustee has failed to institute such proceeding within 90 calendar days of such notice.

However, such limitations do not apply to a suit instituted by a holder of debt securities for enforcement of payment of the principal of, or premium or interest, if any, on such debt securities on or after the respective due dates expressed in such debt securities after any applicable grace periods have expired.

Modification and Waiver

The trustee and we may amend or supplement the indenture or the debt securities of any series without the consent of any holder, in order to:

•	cure any ambiguity, defect or inconsistency;

•	provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	provide for the assumption of our obligations to the holders in the case of a merger or consolidation of us as permitted by the indenture;

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evidence and provide for the acceptance of appointment by a successor trustee and to add to or change any of the provisions of the indenture as are necessary to provide for or facilitate the administration of the trusts by more than one trustee;

•	make any change that would provide any additional rights or benefits to the holders of all or any series of debt securities and that does not adversely affect any such holder; or

•	comply with SEC requirements in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

In addition, except as described below, modifications and amendments of the indenture or the debt securities of any series may be made by the trustee and us with the consent of the holders of a majority in outstanding principal amount of the debt securities affected by such modification or amendment. However, no such modification or amendment may, without the consent of each holder affected thereby:

•	change the stated maturity of, or time for payment of interest on, any debt security;

•	reduce the principal amount of, or the rate of interest or the premium, payable upon the redemption of, if any, on any debt security;

•	change the place or currency of payment of principal of, or interest or premium, if any, on any debt security;

•	impair the right to institute suit for the enforcement of any payment on or with respect to such debt securities on or after the stated maturity or prepayment date thereof; or

•	reduce the percentage in principal amount of debt securities of any series where holders must consent to an amendment, supplement or waiver.

Defeasance

The indenture provides that we will be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of the debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold monies for payment in trust and to pay the principal of and interest, if any, on such debt securities), upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government securities, which through the payment of interest and principal thereof in accordance with their terms provides money in an amount sufficient to pay the principal of (and premium, if any) and interest, if any, in respect of the debt securities of such series on the stated maturity date of such principal and any installment of principal, or interest or premium, if any. Also, the establishment of such a trust will be conditioned on the delivery by us to the trustee of an opinion of counsel reasonably satisfactory to the trustee to the effect that, based upon applicable U.S. federal income tax law or a ruling published by the United States Internal Revenue Service, such a defeasance and discharge will not be deemed, or result in, a taxable event with respect to the holders. For the avoidance of doubt, such an opinion would require a change in current U.S. tax law.

We may also omit to comply with the restrictive covenants, if any, of any particular series of debt securities, other than our covenant to pay the amounts due and owing with respect to such series of debt securities. Thereafter, any such omission shall not be an event of default with respect to the debt securities of such series, upon the deposit with the trustee, in trust, of money and/or U.S. government securities which through the payment of interest and principal in respect thereof in accordance with their terms provides money in an amount sufficient to pay any installment of principal of (and premium, if any) and interest, if any, in respect of debt securities of such series on the stated maturity date of such principal or installment of principal, or interest or premium, if any. Our obligations under the indenture and the debt securities of such series other than with respect to such covenants shall remain in full force and effect. Also, the establishment of such a trust will be conditioned on the delivery by us to the trustee of an opinion of counsel to the effect that such a defeasance and discharge will not be deemed, or result in a taxable event with respect to the holders.

In the event we exercise our option to omit compliance with certain covenants as described in the preceding paragraph and the debt securities of such series are declared due and payable because of the occurrence of any event of default, then the amount of monies and U.S. government securities on deposit with the trustee will be sufficient to pay amounts due on the debt securities of such series at the time of the acceleration resulting from such event of default. We shall in any event remain liable for such payments as provided in the debt securities of such series.

Satisfaction and Discharge

At our option, we may satisfy and discharge the indenture with respect to the debt securities of any series (except for specified obligations of the trustee and ours, including, among others, the obligations to apply money held in trust) when:

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either (a) all debt securities of such series previously authenticated and delivered under the indenture have been delivered to the trustee for cancellation or (b) all debt securities of such series not theretofore delivered to the trustee for cancellation have become due and payable, will become due and payable at their stated maturity within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee, and we have deposited or caused to be deposited with the trustee as trust funds in trust for such purpose an amount sufficient to pay and discharge the entire indebtedness on debt securities of such series;

•	we have paid or caused to be paid all other sums payable under the indenture with respect to the debt securities of such series by us; and

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we have delivered to the trustee an officers’ certificate and an opinion of counsel, each to the effect that all conditions precedent relating to the satisfaction and discharge of the indenture as to such series have been satisfied.

Regarding the Trustee

The indenture contains certain limitations on the right of the trustee, should it become a creditor of ours within three months of, or subsequent to, a default by us to make payment in full of principal of or interest on any series of debt securities issued pursuant to the indenture when and as the same becomes due and payable, to obtain payment of claims, or to realize for its own account on property received in respect of any such claim as security or otherwise, unless and until such default is cured. However, the trustee’s rights as a creditor of ours will not be limited if the creditor relationship arises from, among other things:

•	the ownership or acquisition of securities issued under any indenture or having a maturity of one year or more at the time of acquisition by the trustee;

•	certain advances authorized by a receivership or bankruptcy court of competent jurisdiction or by the indenture;

•	disbursements made in the ordinary course of business in its capacity as indenture trustee, transfer agent, registrar, custodian or paying agent or in any other similar capacity;

•	indebtedness created as a result of goods or securities sold in a cash transaction or services rendered or premises rented; or

•	the acquisition, ownership, acceptance or negotiation of certain drafts, bills of exchange, acceptances or other obligations.

The indenture does not prohibit the trustee from serving as trustee under any other indenture to which we may be a party from time to time or from engaging in other transactions with us. If the trustee acquires any conflicting interest within the meaning of the Trust Indenture Act and any debt securities issued pursuant to the indenture are in default, it must eliminate such conflict or resign.

DESCRIPTION OF PREFERRED STOCK

General

Honeywell’s amended and restated certificate of incorporation, or charter, authorizes the board of directors or a committee of the board of directors to cause preferred stock to be issued in one or more series, without stockholder action. They are authorized to issue up to 40,000,000 shares of preferred stock, without par value, and can determine the number of shares of each series, and the rights, preferences and limitations of each series. We may amend the charter to increase the number of authorized shares of preferred stock in a manner permitted by the charter and Delaware law. As of the date of this prospectus, there is no preferred stock outstanding.

The particular terms of any series of preferred stock offered by us or by a selling security holder will be described in the prospectus supplement relating to that series of preferred stock. Those terms relating to the series of preferred stock offered may include:

•	the number of shares of the preferred stock being offered;

•	the title and liquidation preference per share of the preferred stock;

•	the purchase price of the preferred stock;

•	the dividend rate or method for determining the dividend rate;

•	the dates on which dividends will be paid;

•	whether dividends on the preferred stock will be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to accumulate;

•	any redemption or sinking fund provisions applicable to the preferred stock;

•	the identity of any selling security holder;

•	any securities exchange on which the preferred stock may be listed; and

•	any additional dividend, liquidation, redemption, sinking fund and other rights and restrictions applicable to the preferred stock.

The following summary is not complete. You should refer to the certificate of designations relating to any series of preferred stock for the complete terms of that preferred stock. The certificate of designations will be filed with the SEC at the time of the offering of the preferred stock. Unless otherwise specified in the prospectus supplement, if we liquidate, dissolve or wind-up our business, each series of preferred stock will have the same rank as to dividends and distributions as each other series of preferred stock we may issue in the future. Preferred stock will have no preemptive rights.

Dividend Rights

Holders of preferred stock will be entitled to receive, when, as and if declared by the board of directors, cash dividends at the rates and on the dates set forth in the related prospectus supplement. Dividend rates may be fixed or variable or both. Different series of preferred stock may be entitled to dividends at different dividend rates or based upon different methods of determination. Each dividend will be payable to the holders of record as they appear on our stock books on record dates determined by the board of directors. Dividends on preferred stock may be cumulative or noncumulative, as specified in the related prospectus supplement. If the board of directors fails to declare a dividend on any preferred stock for which dividends are noncumulative, then the right to receive that dividend will be lost, and we will have no obligation to pay the dividend for that dividend period, whether or not dividends are declared for any future dividend period.

No full dividends will be declared or paid on any preferred stock unless full dividends for the dividend period commencing after the immediately preceding dividend payment date and any cumulative dividends still owing have been or contemporaneously are declared and paid on all other series of preferred stock which have the same rank as, or rank senior to, that series of preferred stock. When those dividends are not paid in full, dividends will be declared pro rata, so that the amount of dividends declared per share on that series of preferred stock and on each other series of preferred stock having the same rank as that series of preferred stock will bear the same ratio to each other that accrued dividends per share on that series of preferred stock and the other series of preferred stock bear to each other. In addition, generally, unless full dividends including any cumulative dividends still owing on all outstanding shares of any series of preferred stock have been paid, no dividends will be declared or paid on the common stock and generally we may not redeem or purchase any common stock. No interest will be paid in connection with any dividend payment or payments which may be in arrears.

Unless otherwise set forth in the related prospectus supplement, the dividends payable for each dividend period will be computed by annualizing the applicable dividend rate and dividing by the number of dividend periods in a year, except that the amount of dividends payable for the initial dividend period or any period shorter than a full dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months and, for any period less than a full month, the actual number of days elapsed in the period.

Rights Upon Liquidation

If we liquidate, dissolve or wind-up our affairs, either voluntarily or involuntarily, the holders of each series of preferred stock will be entitled to receive liquidating distributions in the amount set forth in the prospectus supplement relating to the series of preferred stock, plus an amount equal to any accrued and unpaid dividends before any distribution of assets is made to the holders of common stock. If the amounts payable with respect to preferred stock of any series and any stock having the same rank as that series of preferred stock are not paid in full, the holders of the preferred stock will share ratably in any such distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After the holders of each series of preferred stock having the same rank are paid in full, they will have no right or claim to any of our remaining assets. Neither the sale of all or substantially all of our property or business nor a merger or consolidation by us with any other corporation will be considered a dissolution, liquidation or winding up by us of our business or affairs.

Redemption

Any series of preferred stock may be redeemable in whole or in part at our option. In addition, any series of preferred stock may be subject to mandatory redemption pursuant to a sinking fund. The redemption provisions that may apply to a series of preferred stock, including the redemption dates and the redemption prices for that series, will be set forth in the related prospectus supplement.

If a series of preferred stock is subject to mandatory redemption, the related prospectus supplement will specify the year we can begin to redeem shares of the preferred stock, the number of shares of the preferred stock we can redeem each year, and the redemption price per share. We may pay the redemption price in cash, stock or other securities of Honeywell or of third parties, as specified in the related prospectus supplement. If the redemption price is to be paid only from the proceeds of the sale of our capital stock, the terms of the series of preferred stock may also provide that if no capital stock is sold or if the amount of cash received is insufficient to pay in full the redemption price then due, the series of preferred stock will automatically be converted into shares of the applicable capital stock pursuant to conversion provisions specified in the related prospectus supplement.

If fewer than all the outstanding shares of any series of preferred stock are to be redeemed, whether by mandatory or optional redemption, the board of directors will determine the method for selecting the shares to be redeemed, which may be by lot or pro rata by any other method determined to be equitable. From and after the redemption date, dividends will cease to accrue on the shares of preferred stock called for redemption and all rights of the holders of those shares other than the right to receive the redemption price will cease.

Conversion Rights

The related prospectus supplement will state any conversion rights under which shares of preferred stock are convertible into shares of common stock or another series of preferred stock or other property. As described under “—Redemption” above, under some circumstances preferred stock may be mandatorily converted into common stock or another series of preferred stock.

Voting Rights

For most series of preferred stock, the holders of preferred stock will generally not be entitled to vote. Except as indicated in the related prospectus supplement, if we issue full shares of any series of preferred stock, each share will be entitled to one vote on matters on which holders of that series of preferred stock are entitled to vote. Because each full share of any series of preferred stock will be entitled to one vote, the voting power of that series will depend on the number of shares in that series, and not on the aggregate liquidation preference or initial offering price of the shares of that series of preferred stock.

Transfer Agent and Registrar

We will appoint a transfer agent, registrar and dividend disbursement agent for the preferred stock. The registrar for the preferred stock will send notices to the holders of the preferred stock of any meeting at which those holders will have the right to elect directors or to vote on any other matter.

Permanent Global Preferred Securities

A series of preferred stock may be issued in whole or in part in the form of one or more global securities that will be deposited with a depositary or its nominee identified in the related prospectus supplement. For most series of preferred stock, the depositary will be DTC (as defined herein). A global security may not be transferred except as a whole to the depositary, a nominee of the depositary or their successors unless it is exchanged in whole or in part for preferred stock in individually certificated form. For a description of the depositary arrangements, see “Book-Entry Issuance.” Any additional terms of the depositary arrangement with respect to any series of preferred stock and the rights of and limitations on owners of beneficial interests in a global security representing a series of preferred stock may be described in the related prospectus supplement.

DESCRIPTION OF COMMON STOCK

General

As of the date of this prospectus, we are authorized to issue up to 2,000,000,000 shares of common stock. As of September 30, 2015, we had approximately 958 million shares of common stock issued (including approximately 187 million shares held in treasury). In addition, we have reserved approximately 39.5 million shares of common stock for issuance under various employee or director incentive compensation and option plans (including shares subsequently released from reserve upon settlement under the various plans). Wells Fargo Shareowner Services, a division of Wells Fargo Bank, N.A., is the transfer agent and registrar for our common stock. Shares of common stock are listed on the New York Stock Exchange and the London Stock Exchange under the symbol “HON.”

The following summary is not complete. You should refer to the applicable provision of Honeywell’s charter and by-laws and to Delaware corporate law for a complete statement of the terms and rights of our common stock.

Dividends

Holders of common stock are entitled to receive dividends when, as and if declared by the board of directors, out of funds legally available for their payment, subject to the rights of holders of any preferred stock outstanding.

Voting Rights

Each holder of common stock is entitled to one vote per share. Subject to any rights of the holders of any series of preferred stock pursuant to applicable law or the provision of the certificate of designations creating that series, all voting rights are vested in the holders of shares of common stock. Holders of shares of common stock have noncumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of directors can elect 100% of the directors, and the holders of the remaining shares voting for the election of directors will not be able to elect any directors.

Rights Upon Liquidation

In the event of Honeywell’s voluntary or involuntary liquidation, dissolution or winding up, the holders of common stock will be entitled to share equally in any of Honeywell’s assets available for distribution after the payment in full of all debts and distributions and after the holders of any series of outstanding preferred stock have received their liquidation preferences in full.

Other Rights

Holders of shares of common stock are not entitled to preemptive rights. Shares of common stock are not convertible into shares of any other class of capital stock. If we merge or consolidate with or into another company and as a result our common stock is converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of common stock will be entitled to receive the same kind and amount of consideration per share of common stock.

Possible Anti-Takeover Provisions

Honeywell’s charter and by-laws provide:

•

that the board of directors may establish the number of seats on the board, subject to the right of preferred stockholders to elect directors in certain circumstances and shareowners’ rights to set the number of seats upon the vote of holders of a majority of the outstanding shares of common stock;

•	that vacancies on the board of directors other than at the annual meeting are filled by a vote of the remaining directors;

•

that special meetings of shareowners generally may be called only by the chief executive officer, by a majority of the authorized number of directors, or by the holders of not less than twenty percent of the outstanding shares of Honeywell’s common stock (excluding derivatives);

•	that action may be taken by shareowners only at annual or special meetings and not by written consent;

•	that advance notice must be given to Honeywell for a shareowner to nominate directors for election at a shareowner meeting; and

•

that the board of directors may in limited circumstances, without stockholder approval, adopt a plan to provide for the distribution to stockholders of preferred stock or certain other securities upon the occurrence of certain triggering events (but any such plan adopted without stockholder approval must expire within one year of adoption unless ratified by the stockholders).

Any of these provisions could delay, deter or prevent a tender offer for or attempted takeover of Honeywell.

Our charter permits us to issue up to 40,000,000 shares of preferred stock with terms that may be set by our board of directors or a committee of the board. That preferred stock could have terms that could delay, deter or prevent a tender offer or takeover attempt of Honeywell.

Under Delaware law, an acquirer of 15% or more of our shares of stock must wait three years before a business combination with us unless one of the following exceptions is available:

•	approval by our board of directors prior to the time the acquirer became a 15% shareowner of Honeywell;

•	acquisition of at least 85% of our voting stock in the transaction in which the acquirer became a 15% shareowner of Honeywell; or

•	approval of the business combination by our board of directors and two-thirds of our disinterested shareowners.

Honeywell’s by-laws provide that, unless Honeywell consents in writing to the selection of an alternative forum, a state or federal court located within the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of Honeywell, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of Honeywell to Honeywell or Honeywell’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or (iv) any action asserting a claim governed by the internal affairs doctrine. Honeywell’s by-laws also provide that any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of Honeywell will be deemed to have notice of and consented to the exclusive forum provisions described above.

BOOK-ENTRY ISSUANCE

Our common stock is cleared and settled though the Depositary Trust Company, or DTC, a securities depositary. Most series of debt securities and preferred stock will also be book-entry securities. Upon issuance, unless otherwise specified in the prospectus supplement, all book-entry securities of the same series will be represented by one or more fully registered global securities. Each global security will be deposited with, or on behalf of, DTC and will be registered in the name of DTC or a nominee of DTC. DTC will thus be the only registered holder of any such securities and will be considered the sole owner of the securities.

Purchasers may only hold interests in the global securities through DTC if they are participants in the DTC system. Purchasers may also hold interests through a securities intermediary—a bank, brokerage house or other institution that maintains securities accounts for customers—that has an account with DTC or its nominee. DTC will maintain accounts showing the securities holdings of its participants, and these participants will in turn maintain accounts showing the securities holdings of their customers. Some of these customers may themselves be securities intermediaries holding securities for their customers. Thus, each beneficial owner of a book-entry security will hold that security indirectly through a hierarchy of intermediaries, with DTC at the “top” and the beneficial owner’s own securities intermediary at the “bottom.”

The securities of each beneficial owner of a book-entry security will be evidenced solely by entries on the books of the beneficial owner’s securities intermediary. The actual purchaser of the securities will generally not be entitled to have the securities represented by the global securities registered in its name and will not be considered the owner. In most cases, a beneficial owner will also not be able to obtain a paper certificate evidencing the holder’s ownership of securities. The book-entry system for holding securities eliminates the need for physical movement of certificates. The laws of some jurisdictions require some purchasers of securities to take physical delivery of their securities in definitive form. These laws may impair the ability to transfer book-entry securities.

Unless otherwise specified in the prospectus supplement with respect to a series of debt securities or preferred stock, beneficial owners of book-entry securities represented by a global security may exchange the securities for definitive or paper securities only if:

•	DTC is unwilling or unable to continue as depositary for such global security and Honeywell is unable to find a qualified replacement for DTC within 90 days;

•	at any time DTC ceases to be a “clearing agency” registered under the Securities Exchange Act of 1934, as amended; or

•	Honeywell in its sole discretion decides to allow some or all book-entry securities to be exchangeable for definitive securities in registered form.

Any global security that is exchangeable will be exchangeable in whole for definitive securities in registered form with the same terms, and in the case of debt securities, in an equal aggregate principal amount in denominations of $1,000 and whole multiples of $1,000 (unless otherwise specified in the prospectus supplement). Definitive securities will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the securities. DTC may base its written instruction upon directions it receives from its participants.

In this prospectus and the accompanying prospectus supplement, for book-entry securities, references to actions taken by security holders will mean actions taken by DTC upon instructions from its participants, and references to payments and notices of redemption to security holders will mean payments and notices of redemption to DTC as the registered holder of the securities for distribution to participants in accordance with DTC’s procedures.

DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Securities Exchange Act of 1934, as amended. The rules applicable to DTC and its participants are on file with the SEC.

Honeywell will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the book-entry securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

PLAN OF DISTRIBUTION

We may sell our debt securities, or we or one or more selling security holders to be identified in a prospectus supplement may sell our preferred or common stock:

•	to or through underwriters or dealers for resale;

•	to or through agents;

•	directly to other purchasers;

•	through any combination of these methods; or

•	through any other means described in a prospectus supplement.

The related prospectus supplement will set forth the terms of the offering of the securities, including the following:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price and the proceeds we will receive from the sale;

•	the identity of any selling security holder;

•	any underwriting discounts and other items constituting underwriters’ compensation; and

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase securities will be subject to conditions precedent and the underwriters will be obligated to purchase all the securities of a series if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Securities may be sold directly by us or by one or more selling security holders or through agents designated by us or one or more selling security holders from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us or by any selling security holders to that agent will be set forth, in the related prospectus supplement. Unless otherwise indicated in the related prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement.

Unless otherwise specified in an applicable prospectus supplement, each series of debt securities or preferred stock will be a new issue of securities with no established trading market. Underwriters and agents may from time to time purchase and sell the securities described in this prospectus and the relevant prospectus supplement in the secondary market, but are not obligated to do so. No assurance can be given that there will be a secondary market for the securities or liquidity in the secondary market if one develops. From time to time, underwriters and dealers may make a market in the securities.

In order to facilitate the offering of the securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of these securities or any other securities the prices of which may be used to determine payments on these securities. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in the securities for their own accounts. In addition, to cover over-allotments or to stabilize the price of the securities or of any other securities, the underwriters may bid for, and purchase, the securities or any other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering, if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

Underwriters named in a prospectus supplement are, and dealers and agents named in a prospectus supplement may be, deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, which we refer to as the Securities Act, in connection with the securities offered thereby, and any discounts or commissions they receive from us or any selling security holder and any profit on their resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us or any identified selling security holder. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us or any identified selling security holder and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us or any such selling security holder to indemnification by us or any such selling security holder against certain civil liabilities, including liabilities under the Securities Act and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Unless indicated in the applicable prospectus supplement, we do not expect to apply to list the debt securities or preferred stock on a securities exchange. Any common stock sold pursuant to a prospectus supplement will be listed on the exchanges where our common stock is then listed, subject to notice of issuance.

Agents and underwriters may be entitled to indemnification by us against civil liabilities arising out of this prospectus, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make relating to those liabilities.

Agents and underwriters may be engaged in transactions with, or perform commercial or investment banking or other services for, us or our subsidiaries or affiliates, in the ordinary course of business.

We will estimate our expenses associated with any offering of debt securities, preferred stock or common stock in the prospectus supplement relating to such offering.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2014 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL OPINIONS

Certain legal matters will be passed upon for Honeywell by Alison Zoellner, Assistant General Counsel, Securities and Corporate Finance, of Honeywell.

WHERE YOU CAN FIND MORE INFORMATION ABOUT HONEYWELL

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s Web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room located at 100 F Street N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of any document we file at prescribed rates by writing to the Public Reference Section of the SEC at that address. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Information about us, including our SEC filings, is also available on our Web site at http://www.honeywell.com. The information on or linked to/from our Web site is not part of, and is not incorporated by reference into, this prospectus. Reference to our Web site is made as an inactive textual reference. You may also inspect reports, proxy statements and other information about Honeywell at the office of the New York Stock Exchange, 20 Broad Street, New York, NY 10005.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents filed with the SEC after the date of this prospectus will automatically update and supersede information contained herein or on file with the SEC as of the date of this prospectus. We incorporate by reference:

•	Our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on February 13, 2015;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015, June 30, 2015 and September 30, 2015; and

•	Our Current Reports on Form 8-K filed with the SEC on April 27, 2015, July 10, 2015 and October 1, 2015 (both).

We also incorporate by reference additional documents that we may file with the SEC after the date of this prospectus under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended. These documents include periodic reports, which may include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

You can obtain any of the documents incorporated by reference in this prospectus through us, or from the SEC through the SEC’s Web site at the address provided above. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You can obtain documents incorporated by reference in this prospectus and a copy of the indenture and other agreements referred to in this prospectus free of charge by requesting them in writing or by telephone from us at the following address and telephone number: Honeywell International Inc., 115 Tabor Road, Morris Plains, New Jersey 07950, Attention: Vice President and Secretary, Telephone No.: (973) 455-2000.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that address activities, events or developments that management intends, expects, projects, believes or anticipates will or may occur in the future. They are based on management’s assumptions and assessments in light of past experience and trends, current economic and industry conditions, expected future developments and other relevant factors. They are not guarantees of future performance, and actual results, developments and business decisions may differ significantly from those envisaged by our forward-looking statements. We do not undertake to update or revise any of our forward-looking statements. Our forward-looking statements are also subject to risks and uncertainties that can affect our performance in both the near and long term. These forward-looking statements should be considered in light of the information included in this prospectus, including the information under the heading “Risk Factors” and the description of trends and other factors in Management’s Discussion and Analysis of Financial Condition and Results of Operations set forth in our Annual Report on Form 10-K for the year ended December 31, 2014 and in Management’s Discussion and Analysis of Financial Condition and Results of Operations set forth in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, which are incorporated herein by reference, and in our other filings with the SEC.

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HONEYWELL INTERNATIONAL INC.

$  Floating Rate Senior Notes Due 2019
$  % Senior Notes Due 2019

PROSPECTUS SUPPLEMENT
, 2017

Joint Book-Running Managers

Barclays
BofA Merrill Lynch
Citigroup
Goldman Sachs & Co. LLC